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                                                                    EXHIBIT 10.7


        THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE AND SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.


                             SECURED PROMISSORY NOTE


$500,000.00                                                    FEBRUARY 13, 2002


        FOR VALUE RECEIVED, the undersigned E-SYNC NETWORKS, INC. ("MAKER"), a Delaware corporation, having an address at c/o Michael C. Clark, 20 Hill Street, Millford, Connecticut 06460, hereby unconditionally promises to pay to the order of CRC, INC. ("PAYEE"), a New York corporation, with its principal business address at 1290 Avenue of the Americas, New York, New York 10104, at Payee's principal business address, or such other office as Payee may designate, in lawful money of the United States, the principal sum of FIVE HUNDRED THOUSAND DOLLARS and no cents ($500,000.00), together with interest thereon as provided for below.

1. INTEREST RATE. Maker shall pay interest ("INTEREST") on the unpaid principal balance hereof outstanding from time to time at a rate equal to seven percent (7%) per annum; provided, however, that (i) Interest payments may be deferred pursuant to the terms of Section 7(a) below, and (ii) upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), Interest shall accrue and be payable at the rate of eighteen percent (18%) per annum or, if less, the maximum rate permitted by applicable law. Interest shall commence to accrue on the outstanding principal amount of this note (this "NOTE") on the date hereof and shall continue to accrue thereon until the outstanding principal thereof is paid in full (whether before or after maturity or judgment). Interest due hereunder shall be paid monthly in arrears beginning on March 13, 2002.

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        Anything contained in this Note to the contrary notwithstanding, Payee does not intend to charge and Maker shall not be required to pay Interest or other charges in excess of the maximum rate permitted by applicable law. Any payments in excess of such maximum rate shall be refunded to Maker or credited against principal.

2. PAYMENTS OF PRINCIPAL AND INTEREST. All outstanding principal, together with accrued and unpaid Interest thereon, shall be due and payable by Maker to Payee on February 13, 2006.

3.      PREPAYMENTS.

        (a) Voluntary Prepayment. Maker may at any time prepay this Note in whole or from time to time in part, without prior written consent of Payee and without penalty or premium, by paying to Payee the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Prepayments pursuant to the immediately preceding sentence or Section 3(b) below shall first be applied to accrued and unpaid interest, and then to unpaid principal.

        (b) Mandatory Prepayment. Without limiting the provisions of Sections 2 and 3(a) above, Maker shall in addition prepay this Note in the following amounts (it being understood that such prepayments shall be applied first to accrued and unpaid Interest and then to principal): (i) 100% of the cash proceeds (net of collection costs (including reasonable attorney's fees and disbursements related to such collection)) received by Maker after the date of this Note with respect to the first $600,000, in the aggregate, of accounts receivable derived from Maker's "Professional Services" business or "Managed Services" business (the "RECEIVABLES"), (ii) 20% of the excess (if any) of the cash proceeds (net of collection costs (including reasonable attorney's fees and disbursements related to such collection)) received by Maker with respect to the Receivables in excess of $600,000, in the aggregate, from the date of this Note,
(iii) 100% of the amount of the direct or indirect (including from any disposition of any non-cash consideration for cash or marketable securities) cash proceeds or marketable securities (at fair market value, taking into account any applicable illiquidity and minority discounts) (net of reasonable attorney's fees and disbursements related to such sale or disposition) received on account of or with respect to any sale or other disposition of all or any portion of Maker's interest in E-Sync Networks, LLC, and (iv) 100% of all cash payments received by Maker with respect to any exercise of that certain Common Stock Purchase Warrant issued by Maker to Payee on the date hereof. Prepayments pursuant to the immediately preceding sentence shall be made to Payer within two
(2) business days after receipt by Maker of such proceeds or payments, as applicable.

4. SECURITY INTEREST. The obligations of Maker hereunder are secured pursuant to the Amended and Restated Security Agreement (the "SECURITY AGREEMENT"), dated as of August 6, 2001, between Maker and Payee.

5. USE OF PROCEEDS. The proceeds of the loan evidenced by this Note shall be used solely to repay the obligations of Maker set forth on Schedule A attached hereto.

6. EXPENSES. Upon the occurrence of any Event of Default, Maker shall pay Payee, on demand, for all reasonable costs and expenses (including, but not limited to, reasonable


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attorneys' fees and expenses) incurred in connection with the collection of this
Note and/or enforcement of Payee's rights and remedies related to this Note or Maker's obligations and liabilities hereunder.

7. DEFAULT; ACCELERATION. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT":

        (a) Maker shall fail to make any payment of any principal, Interest or other amount when due under this Note; provided, however, that the failure of Maker to make any payment of Interest due under this Note during the period prior to the third anniversary of the date of this Note shall not constitute an Event of Default, provided that Interest shall accrue at the rate of fifteen percent (15%) until all accrued and payable Interest thereof is paid in full.

        (b) Maker shall be dissolved or shall make an assignment of all or substantially all of its assets for the benefit of creditors; or shall have a receiver, custodian, trustee, conservator or similar official appointed for all or any material portion all its property, business or assets.

        (c) Any case or proceeding under any bankruptcy, insolvency, receivership, reorganization, moratorium or similar law for the relief or benefit or debtors shall be commenced by or against Maker (provided that if such case or proceeding is not commenced by Maker or consented to or acquiesced in by Maker, the same remains undismissed for a period of thirty (30) days).

        (d) Maker shall admit in writing its inability to pay its debts as they become due; provided, however, that any such admission to which Payee has consented in advance in writing shall not constitute an Event of Default.

        (e) Maker shall be in material breach or violation of any of its representations, warranties, covenants and other agreements set forth in this Note or the Security Agreement or any of its binding, representations, warranties, covenants and other agreements set forth in the other Transaction Documents (as defined in that certain contribution agreement, dated as of August 6, 2001, by and among E-Sync Networks, LLC, Maker and Payee), and if the same is curable, such breach or violation shall continue for twenty (20) days after (i) Maker is given written notice thereof or (ii) if earlier, Maker otherwise becomes aware of such breach or violation.

        (f) That certain Master Services Agreement, dated of even date herewith, by and between CRC Management Services, Inc., a New York corporation and an affiliate of Payee, and Maker, shall be terminated by any party other than Payee or any of its affiliates.

        (g) Any judgment shall be entered against Maker in the amount of at least fifty thousand dollars ($50,000) and such judgment shall not, within twenty (20) days thereafter, have been discharged in full or stayed pending appeal.

        (h) Maker shall sell or otherwise dispose of all or any material portion of its property, business or assets other than in the ordinary course of business (other than as contemplated by the Transaction Documents).


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        (i)    An Event of Default (as defined in the Security Agreement) shall have occurred.

Upon the occurrence, and at any time during the continuance, of any Event of Default, Payee, at Payee's option and without the need for presentment, demand, protest or other notice of any kind, may declare all unpaid principal hereof and Interest hereunder to be immediately due and payable, and the same shall become immediately due and payable upon such declaration; provided, however, that upon the occurrence of an Event of Default as set forth in clause (b) or (c) above, this Note and all amounts due hereunder shall become immediately due and payable without any declaration on the part of Payee and without the need for presentment, demand, protest or other notice of any kind.

8. CERTAIN WAIVERS. Maker: (i) waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note or any collateral or other security; (ii) consents to any and all delays, extensions, renewals or other modifications with respect to this Note, any related document or the debt or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect, record, preserve, realize upon or lawfully dispose of, or any other impairment of, any collateral, or any other failure to act by Payee or any other forbearance or indulgence shown by Payee, from time to time and in one or more instances (without notice to or assent from Maker) and agrees that none of the foregoing shall release, discharge or otherwise impair any of Maker's obligations or liabilities; and (iii) otherwise waives any and all other defenses based on suretyship or impairment of collateral. Nothing contained in this Section 8 shall be construed or interpreted to limit the provisions of the last sentence of Section 13 below. Maker acknowledges and agrees that Maker's obligations under this Note and the Security Agreement are independent of any obligation of Payee under or pursuant to the Transaction Documents and that, without limiting the scope or generality of the foregoing, notwithstanding any breach or violation of any of the Transaction Documents by Payee, the loan evidenced by this Note shall be repayable in accordance with its terms and this Note and the Security Agreement shall be enforceable in accordance with the terms hereof and thereof.

9. COMMERCIAL TRANSACTION; JURY WAIVER. EACH OF PAYEE AND MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. EACH OF PAYEE AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT.

10. BINDING NATURE. This Note shall bind Maker and Maker's successors and assigns and shall inure to the benefit of Payee and its successors and assigns. The term "Payee" as used herein shall include any successors, endorsees or other assignees of Payee and shall also include any other holder of this Note. Payee may, without notice to or consent of Maker (which notice and consent are hereby expressly waived), endorse or otherwise transfer or assign this Note or any right or interest herein to any other person or entity.


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11.     ARBITRATION. Maker and Payee agree that any and all disputes, claims or controversies arising out of or relating to this Note that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Note by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

12. GOVERNING LAW. This Note shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. Maker and Payee each hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Note, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Maker and Payee each irrevocably waives, to the fullest extent such party may effectively do so under applicable law, any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

13. MISCELLANEOUS. No delay or omission by Payee in exercising any right or remedy hereunder or under any guaranty hereof, or with respect to any collateral or other security or surety related to this Note or Maker's obligations hereunder, shall operate as a waiver of such right or remedy or any other right or remedy, and a waiver on one occasion of any right or remedy shall not be a bar to, or constitute a waiver, of such right or remedy on any other occasion or of any other right or remedy on any occasion. All rights and remedies of Payee hereunder, under any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty or other security or surety related to this Note may be amended, waived or modified orally but only by a writing signed by the party against whom enforcement of such amendment, waiver or modification is sought to be enforced.


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        IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered on its behalf by an officer or other representative thereunto duly authorized, all as of the date first written above.


                                    E-SYNC NETWORKS, INC.


                                    By: /s/ Michael A. Clark
                                        ----------------------------------------
                                    Name: Michael A. Clark
                                    Title: President and Chief Operating Officer